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                                                                    Exhibit 21.1

                                  SUBSIDIARIES

Littelfuse, S.A. de C.V.
Littelfuse do Brasil Ltda.
Littelfuse da Amazonia, Ltda.
SurgX Corporation
Teccor Electronics, Inc.
Teccor Delaware, Inc.
Littelfuse GP, Inc.
Littelfuse I L.P.
Teccor Electronics Mexico Holdings LLC
Teccor de Mexico S.A. de. R.L. de C.V.
Zie San Investment, Inc.
Littelfuse Ireland Holding Ltd.
Littelfuse Ireland Limited
Littelfuse Ireland Development Co., Ltd.
Littelfuse U.K. Ltd.
Littelfuse, B.V.
Littelfuse Europe Holding, B.V.
Rempat Holding B.V.
Rempat Financial B.V.
Littelfuse Holding GmbH
Littelfuse GmbH
Heinrich Industrie GmbH
H.I. Verwaltungs GmbH
Wickmann Group, GmbH
H.I. Immobilien Management GmbH
Wickmann-Werke GmbH
Wilhelm PUDENZ GmbH
Littelfuse Far East Pte Ltd.
Littelfuse HK Limited
Suzhou Littelfuse OVS Ltd.
Littelfuse KK
Littelfuse Triad, Inc.
Littelfuse Phils, Inc.
Littelfuse S&L, Inc.
Dongguan Wickmann Electrical Products Co.
Wickmann Asia Ltd.
Littelfuse Concord Semiconductor, Inc.
Cameo Device Corporation
Concord Holding (BVI) Co., Ltd.
Concord Semiconductor (Wuxi) Company